UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 21, 2008

VITALTRUST BUSINESS DEVELOPMENT CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-27277	88-0503197
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2701 North Rocky Point Drive, Suite 325
Tampa, Florida  33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 341-4602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On January 21, 2008, VitalTrust Business Development Corporation (the “Company”) announced that Mark Clancy resigned as a Chief Financial Officer, Chief Operating Officer and Director of the Company, effective January 21, 2008.  There was no disagreement or dispute between Mr. Clancy and the Company which led to his resignation.

On January 21, 2008, the Company announced that John Stanton resigned as Chief Executive Officer of the Company, effective January 21, 2008.  There was no disagreement or dispute between Mr. Stanton and the Company which led to his resignation.

On January 21, 2008, our Board of Directors appointed Alex Edwards as chief executive officer, and director of the Company.  There is no understanding or arrangement between Mr. Edwards and any other person pursuant to which Mr. Edwards was selected as an executive officer and director.  Mr. Edwards does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.    Mr. Edwards has not entered into any material plan, contract or arrangement in connection with his appointment as an executive officer.

Alex H. Edwards III currently serves as Managing Partner of Trident Consulting Partners, a private consulting firm specializing in executive leadership and structured finance for micro-cap companies.  Mr. Edwards has served as chief executive officer of Nano Chemical Systems Holdings, Inc. since April 2007. Mr. Edwards served as chief executive officer with Nanobac Pharmaceuticals, Incorporated from 2003 to 2004.  From May 2002 through December 2004, Edwards was a managing partner of 360 Partners as well as president and CEO of 360 Energy.  Before that, he was in private consulting practice utilizing his experiences with leadership in healthcare growth companies.  During this period, Edwards served in numerous corporate capacities including a directorship at American Enterprise Corporation. From January 1997 to May 2002, Edwards was an executive with SRI/Surgical Express.  He served in roles that ranged from vice-president/general manager to spending his last year with the company as President.  Prior to this, he worked in sales and marketing with Dianon Systems, Inc.  His positions included sales and sales management roles, as well as field and corporate marketing.  Mr.  Edwards also served as an officer in the United States Navy with duty assignments ranging from shipboard divisional leadership to executive assistant for the Naval Surface Group Commander in Norfolk, Virginia.  Alex Edwards is a 1987 graduate of the United States Naval Academy.  Mr. Edwards is currently a member of the board of directors of the following public companies: Nano Chemical Systems Holdings, Inc. a manufacturing company and Nanobac Pharmaceuticals, Incorporated, a research-based bio-lifescience company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALTRUST BUSINESS DEVELOPMENT CORPORATION

Date: January 28, 2008	By:	/s/ Alex Edwards
Name: Alex Edwards
Title: Chief Executive Officer

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